Exhibit 10.2

GENERAL RELEASE AGREEMENT

This General Release Agreement (the “Agreement”), dated as of January 11, 2022, is made and entered into by and between Brian Groh and his company, 2196005 Ontario, Inc. (collectively “Contractor”) and AYRO, Inc. (formerly Austin EV, Inc.) (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable cessation of engagement from the Company and to resolve and settle finally, fully, and completely all matters and disputes that now or may exist between them, as set forth below, Contractor and the Company agree as follows:

1. Cessation of Engagement. Effective January 14, 2022 (the “Cessation Date”), Executive’s engagement with the Company shall cease as a result of his voluntary termination of his engagement, and he shall, as of the Cessation Date, relinquish all positions, offices, and authority with the Company and any affiliates. Contractor acknowledges and agrees that, except for the payments described hereunder, and except as to compensation otherwise due and owing to Contractor per the Company’s normal payroll processes through January 15, 2022, Contractor has no rights to any other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all fees, retainers, wages, commissions, reimbursements, bonuses (including, without limitation for calendar years 2021 or 2022), advances, separation pay, vested or unvested equity or stock options, awards, retention, and any other incentive-based compensation or benefits to which Contractor was or may become entitled or eligible. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Company’s 2017 Long Term Incentive Plan and the applicable award agreement.

2. Independent Contractor Agreement. The independent contractor agreement between Contractor and the Company, effective September, 2019 (along with any statements of work and addenda thereto, including, without limitation, Statement of Work (SOW) No. 1, and Amendment #1 to Statement of Work #1) (the “Independent Contractor Agreement”) shall terminate forever, and no party shall have any further obligation or liability thereunder, except that Contractor acknowledges and agrees that the following sections of the Independent Contractor Agreement shall remain in full force and effect: Section 3 (Confidentiality), Section 5 (Ownership and License), Section 7 (Independent Contractor), Section 12 (Limit of Liability), and Section 14.2 (Choice of Law). For the avoidance of doubt, the parties agree that, as further consideration for the promises herein, the Company agrees that as of the Separation Date, it will waive its rights and not seek to enforce the restrictive covenants contained in Section 4.2 (Restrictive Covenants) and 14.9 (Non-Solicitation) of the Independent Contractor Agreement.

3.  Characterization of Separation. The Company agrees that any public disclosure, including but not limited to any filings required by Security and Exchange Commission rules or regulations, of Contractor’s separation from the Company shall be reviewed, authorized and approved by Contractor prior to any such disclosure.

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4. Consideration. In consideration of this Agreement, the release herein, and his compliance with his obligations hereunder, as well as the surviving provisions of the Employment Agreement as set forth in Sections 2 and 3 above, the Company will provide Contractor with a payment in the amount of $237,500, payable in a lump sum following the expiration of eight (8) days following Effective Date (as defined below). Contractor acknowledges, understands, and agrees that (a) because he is an independent contractor to the Company (and not an employee thereof), no federal, state, or local income, employment, or other taxes of any kind shall be withheld or paid by the Company on behalf of Contractor with respect to any amounts payable to him hereunder and (b) he is solely responsible for paying, according to applicable law, all such taxes.

5. Transition Services. From the date hereof through the Separation Date, Contractor shall not report to the Company’s premises and shall only perform such services as the Company may request, including, without limitation, those relating to the transition of Contractor’s positions, offices, authority, duties, or responsibilities with the Company. Contractor also agrees to assist with the execution of all documents and all other instruments which the Company reasonably deems necessary to accomplish any such transition.

6. Cooperation. Contractor further agrees to cooperate fully and make himself reasonably available to the Company (and its representatives and advisors) in the future in relation to any queries or requests from any regulators, taxation or governmental authorities relating to the activities of the Company in the period prior to the Cessation Date. Contractor also agrees to cooperate fully and make himself reasonably available as requested by the Company in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration, in each case involving the Company. Contractor agrees that, upon reasonable notice and without the necessity of the Company’s obtaining a subpoena or court order, he shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during his engagement by the Company, of which matters he has knowledge or information. To the extent such cooperation is required by the Company as set forth herein, the Company agrees to pay Contractor a reasonable market rate, to be agreed upon by the parties as necessary, and cover all of Contractor’s out of pocket costs, including travel, for any services provided to the Company, including but not limited to attendance at meetings with the Company’s counsel or attendance at trial or depositions.

7. Release of Claims. For and in consideration of the right to receive the consideration described in Section 4 of this Agreement, Contractor fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Contractor. Such released Claims include, without limitation, Claims relating to or arising out of: (a) Contractor’s compensation and engagement with the Company, (b) Contractor’s cessation from engagement with the Company, and (c) all Claims known or unknown or which could or have been asserted by Contractor against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any international, federal, state, or local laws of any jurisdiction, or any other statutory, contractual or common law claims. Likewise, as further inducement to Contractor to execute this Agreement, the Company agrees that it releases, waives, and forever discharges Contractor from any and all actions, demands, obligations, agreements, or proceedings of any kind, whether known or unknown, at this time, arising out of, or connected with, Contractor’s engagement with, separation from, and/or termination from the Company, or otherwise, including, but not limited to all matters in law, in equity, in contract, or in tort, or pursuant to statute, including damages, attorney’s fees, costs and expenses.

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8. No Legal Actions. The parties represent that neither has filed or caused to be filed any lawsuit, complaint, or charge against any released party herein in any court, any municipal, state, federal, or international agency, governmental or law enforcement agency or entity, or any other tribunal. To the fullest extent permitted by law, the parties agree that it or he will not sue or file a complaint in any municipal, state, federal, or international court, or file or pursue a demand for arbitration, pursuing any claims released under this Agreement, or assist or otherwise participate in any such proceeding. The parties represent and warrant further that it and he have not assigned or conveyed to any other person or entity any of its or his rights, including any of the claims released in this Agreement. The parties further expressly waive any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by either in violation of this Agreement.

9. No Interference. Nothing in this Agreement is intended to interfere with Contractor’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

10. Indemnification. Contractor shall be entitled to indemnification rights equivalent to those indemnification rights provided to the Company’s employees, executives and/or officers for any actions engaged in by the Contractor. Further, if the Contractor is named a party defendant in a lawsuit involving actions performed by the Contractor, the Contractor shall have the same rights of indemnification from the Company with respect to such actions performed by him as an employee, executive, officer or consultant of the Company or its subsidiaries and affiliates, as the rights of indemnification of employees, officers and directors of the Company he had during the time he provided services to the Company. To the extent Contractor is covered as of the Cessation Date, the Company shall continue to cover Contractor as an insured under its D&O Insurance policy(ies) and any subsequent “tail insurance” procured by the Company.

11. Review and Consultation. Contractor acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which he understands; (b) he has carefully read and understands all of the terms and conditions of this Agreement; (c) he agrees with the terms and conditions of this Agreement; (d) he enters into this Agreement knowingly and voluntarily; and (e) he does not waive rights or claims that may arise after the date this Agreement is executed. This Agreement shall be deemed to have become enforceable on the date it is executed by all the parties hereto (the “Effective Date”).

12. No Further Services. Contractor agrees that he will not seek, apply for, accept, or otherwise pursue engagement, employment, or arrangement to provide further services with or for the Company, as an independent contractor, employee, or otherwise, except as provided herein.

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13. Return of Property. Contractor represents that prior to the Separation Date, Contractor shall have returned to the Company all Company property and materials, including but not limited to, Company files, documents, correspondence, e-mail, memoranda, models, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, information regarding current or prospective investors, research and development information, sales and marketing information, intangible information stored on hard drives or thumb drives, software passwords or codes, security passwords or codes, software code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, laptops, iPads, mobile telephones), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

14. Mutual Non-Disparagement. Contractor will not make any comments to the employees, vendors, customers, suppliers of the Company or to the press or to others with the intent to impugn, castigate or otherwise damage the reputation of the Releasees. The present officers, directors, and members of the Company will not make any comments to the employees, vendors, customers, suppliers of the Company or to the press or to others with the intent to impugn, castigate or otherwise damage the reputation of Contractor.

15. Confidentiality of Agreement. Contractor agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Contractor’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure. Notwithstanding the above, Contractor may discuss and disclose the substance and terms of this Agreement with Curt Smith and Richard Perley who are represented by the same counsel in connection with this Agreement.

16. Governing Law/Venue. The parties agree that the Agreement shall be governed by and construed under the laws of the State of Texas. In the event of any dispute regarding this Agreement or Contractor’s engagement, the parties hereby irrevocably agree to submit to the federal and state courts situated in Texas, and Contractor agrees that he shall not challenge personal or subject matter jurisdiction in such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE.

17. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

18. Acknowledgment. Contractor acknowledges and agrees that the consideration provided herein is consideration to which Contractor is not otherwise entitled except pursuant to the terms of this Agreement and are being provided in exchange for Contractor’s compliance with his obligations set forth hereunder.

19. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Contractor of any acts of wrongdoing or violation of any statute, law or legal right.

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20. No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Contractor agrees that all Releasees shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein) and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

21. Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter. No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST THE COMPANY.

THE COMPANY			CONTRACTOR

By:	/s/ Joshua Silverman		/s/ Brian Groh

Title:	Chairman	Date:	13 Jan 2022

Date:	14 Jan 2022

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